EXHIBIT 99.2
CONTACT:
George B. Sundby
Executive Vice President and
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000
ABM INDUSTRIES RAISES QUARTERLY DIVIDEND 4.2 PERCENT
SAN FRANCISCO — December 10, 2007 — The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high first quarter cash dividend of $0.125 per common share payable on February 4, 2008 to stockholders of record on January 10, 2008. This will be ABM’s 167th consecutive quarterly cash dividend, and is $0.005 (4.2%) above the $0.12 per share quarterly dividend rate declared and paid for the first quarter of 2007.
About ABM Industries
ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2007 revenues in excess of $2.8 billion and more than 105,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities across the United States as well as Puerto Rico and British Columbia, Canada.. The ABM Family of Services includes ABM Janitorial Services; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
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